


<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Strategic L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                      63,919,054
<SECURITIES>                                         0
<RECEIVABLES>                                2,001,298<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              71,445,333<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                71,445,333<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            13,096,775<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             8,081,680
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              5,015,095
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          5,015,095
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,015,095
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $1,796,051 and interest receivable of $205,247.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $5,299,335 and net option premiums of $225,646.
<F3>Liabilities include redemptions payable of $398,976, accrued brokerage fees of $405,606,and accrued management fees of $218,976.
<F4>Total revenue includes realized trading revenue of $7,945,575, net change in unrealized of $2,771,722 and interest income of $2,379,478.

